INDEX TO EXHIBITS

Exhibit Number and Description

99.1 Termination Agreement

                                                                                  Exhibit 99.1

Termination Agreement and Release

Between

Coast National Insurance Company (“Coast National”)
and
Security National Insurance Company (“Security National”)
and
Bristol West Insurance Company (“Bristol West”)
and
Bristol West Casualty Insurance Company (“Bristol West Casualty”)
and
National Union Fire Insurance Company of Pittsburgh, PA (“Subscribing Reinsurer”)

WHEREAS, Coast National, Security National, Bristol West and Bristol West Casualty (together the “Company”) and the Subscribing Reinsurer entered into an Interests and Liabilities Agreement with an effective date of January 1, 2005 (the “I&L Agreement”) whereby the Subscribing Reinsurer took 100% share in the interests and liabilities of the “Reinsurer” as set forth in a Quota Share Reinsurance Agreement issued to Company with an effective date of January 1, 2005 and any amendments thereto (the “Contract”);

WHEREAS, the Company and the Subscribing Reinsurer have agreed to commute the Contract on a cut-off basis effective January 1, 2006.

WHEREAS, the Company and the Subscribing Reinsurer wish to fully and finally settle all obligations and liabilities under the I&L Agreement and the Contract (the I&L Agreement and the Contract attached hereto as Exhibit A);

NOW, THEREFORE, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO THAT:

1.
The Subscribing Reinsurer shall pay to Coast National, on behalf of the Company, the sum of Eleven Million Four Thousand and Three Hundred Sixty Dollars ($11,004,360), such amount being equal to the profit commission in accordance with Article IX of the Contract. Such payment shall be made by the Subscribing Reinsurer to Coast National no later than January 31, 2006, in accordance with the letter agreement dated October 31, 2005 and attached hereto as Exhibit B.

2.
The Company shall accept the sum set forth in Paragraph 1 above as the total amount due in full and final settlement of any and all amounts due from the Subscribing Reinsurer to the Company under the I&L Agreement and the Contract.

3.
Effective upon the receipt of payment set forth in Paragraph 1 above, the Company does hereby on behalf of itself, its successors and assigns, release and discharge the Subscribing Reinsurer, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns, parents, affiliates, subsidiaries and receivers from any and all past, present and future claims, causes, causes of action, liabilities and obligations arising under or related directly or indirectly to the I&L Agreement and the Contract, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past, present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, accounts, demands, covenants, controversies, bonds, bills, promises, damages, judgments, claims, costs, expenses, losses representations and warranties whatsoever related directly or indirectly to the I&L Agreement and the Contract; it being the intention of the parties that this Agreement shall operate as a full and final settlement of the Subscribing Reinsurer’s past, current and future liabilities to the Company related to the I&L Agreement and the Contract. The Company acknowledges the aforementioned payment as a complete accord, satisfaction, settlement and commutation of all the Subscribing Reinsurer’s liabilities and obligations under the I&L Agreement and the Contract and agrees to indemnify and hold the Subscribing Reinsurer harmless from and against any and all liabilities, costs, damages and expenses, including without limitation, attorney’s fees, incurred in connection with any and all claims or actions against the Company or the Subscribing Reinsurer, or either of their successors or assigns, arising out of or related to the I&L Agreement and the Contract.

4.
Effective on the same date on which the Company shall release and discharge the Subscribing Reinsurer as provided in Paragraph 3 of this Agreement, the Subscribing Reinsurer does hereby, on behalf of itself, its successors and assigns release and discharge the Company, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns, parents, affiliates, subsidiaries and receivers from any and all past, present and future claims, causes, causes of action, liabilities and obligations arising under or related directly or indirectly to the I&L Agreement and the Contract, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past, present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, accounts, demands, covenants, controversies, bonds, bills, promises, damages, judgments, claims, costs, expenses, losses representations and warranties whatsoever related directly or indirectly to the I&L Agreement and the Contract; it being the intention of the parties that this Agreement shall operate as a full and final settlement of the Company’s past, current and future liabilities to the Subscribing Reinsurer under the I&L Agreement and the Contract.

5.
The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon any and all predecessors, successors, affiliates, officers, directors, employees, parents, subsidiaries, stockholders, receivers and assigns of the parties hereto.

6.	The parties hereto expressly warrant and represent that the execution of this Agreement is fully authorized by each of them; that the person or persons executing this document have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Agreement or any part hereof, void, voidable, or unenforceable. Each of the Company and the Subscribing Reinsurer agrees to execute and deliver all such other documents and agreements and to take such other action as may be reasonably necessary or desirable to effectuate the purpose and intent of this Agreement.

7.
This Agreement contains the entire agreement between the parties as respects its subject matter. This Agreement shall neither be modified nor amended, nor any of its provisions waived, except by a written agreement signed by the parties hereto.

8.	This Agreement shall be interpreted and governed by the laws of New York.

9.
In the event that the Company shall become legally obligated under any law or legal process to repay the Subscribing Reinsurer or any successor in interest to the Subscribing Reinsurer all or any portion of the payment hereunder, then such debt shall be reinstated under the I&L Agreement and the Contract, and this Agreement shall be null and void from the inception, and the parties shall be free to pursue any and all remedies available to them.

10.
Any party to this Agreement signing on behalf of any affiliates or subsidiaries represents and warrants that it has the authority to do so and by such signing binds such other affiliates or subsidiaries to this Agreement.

For and on behalf of                                       For and on behalf of
National Union Fire Insurance                      Coast National Insurance Company
Company of Pittsburgh, PA

/s/ Robert J. Coords    /s/ Jeffrey J. Dailey
Name: Robert J. Coords                                  Name: Jeffrey J. Dailey

Title: Attorney-In-Fact                                   Title: President

Date: January 9, 2006              Date: January 9, 2006

For and on behalf of    For and on behalf of
Security National Insurance Company          Bristol West Insurance Company

/s/ Jeffrey J. Dailey                                            /s/ Jeffrey J. Dailey
Name: Jeffrey J. Dailey                                    Name: Jeffrey J. Dailey

Title: President                                                  Title:  President

Date: January 9, 2006                                       Date: January 9, 2006

For and on behalf of
Bristol West Casualty Insurance Company

/s/Jeffrey J. Dailey
Name: Jeffrey J. Dailey

Title: President

Date: January 9, 2006

APPENDIX A

Quota Share Reinsurance Agreement, effective January 1, 2005, among Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA. (including Interests and Liabilities Agreement)(incorporated by reference to Exhibit 10.17 of Registrant’s Form 10-Q for the fiscal quarter ended June 30, 2004)

APPENDIX B

Agreement to terminate and commute the Quota Share Reinsurance Contract by and among National Union Fire Insurance Company of Pittsburgh, PA and Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company and Bristol West Casualty Insurance Company, dated October 31, 2005 (incorporated by reference to Exhibit 10.1 of Registrant’s Form 10-Q for the quarter ended September 30, 2005)